UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

S1 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is hereby incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As permitted pursuant to the terms of that certain Transaction Agreement dated October 3, 2011 by and among S1 Corporation (the “Company”), ACI Worldwide, Inc. (“ACI”) and Antelope Investment Co. LLC (“Antelope”), on November 9, 2011, the Company made grants under the S1 Corporation 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008 (the “Stock Incentive Plan”), of shares of restricted common stock (the “Transaction Restricted Stock”) to certain of the Company’s employees and directors. The following grants of Transaction Restricted Stock were made to executive officers and directors.

Name	Number of Shares (#)

John W. Spiegel	6,000

Thomas P. Johnson, Jr.	6,000

Ram Gupta	6,000

M. Douglas Ivester	6,000

Gregory J. Owens	6,000

Edward Terino	6,000

Johann Dreyer	80,000

Jan Kruger	25,000

Pierre Naude	25,000

Francois van Schoor	25,000

Gregory D. Orenstein	47,500

The Transaction Restricted Stock granted to employees will vest with respect to 25% of the award on each anniversary of the grant date such that the entire award will be vested on the fourth anniversary of the grant date. The Transaction Restricted Stock granted to directors will vest at a rate of 25% per quarter (such that all Transaction Restricted Stock granted to directors will vest in the ordinary course no later than October 1, 2012). Awards to employees will not be accelerated by reason of the consummation of ACI’s previously announced exchange offer (the “Exchange Offer”) or any merger of the Company and

Antelope (the “Merger”) but will be subject to accelerated vesting if the employee’s service is terminated by the Company or its successors or affiliates other than for “cause” prior to the first anniversary of the date of the closing of the Merger; or upon the occurrence of a “corporate transaction” (within the meaning of the Stock Incentive Plan) other than the Exchange Offer and the Merger. Awards to directors will be subject to accelerated vesting upon the occurrence of a “corporate transaction”, including the Exchange Offer and the Merger. The Transaction Restricted Stock award agreements will not be subject to any existing agreements between the Company and the award recipient.

The above description of the terms of the awards and award agreements is qualified in its entirety by reference to the forms of award agreements for employees and directors which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference and the Stock Incentive Plan which is filed as Attachment B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2008.

Forward Looking Statements

Certain statements herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those regarding any transaction with ACI Worldwide, Inc. and other statements that are not historical facts. These statements involve risks and uncertainties including those detailed in S1’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. S1 disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

S1 Corporation has filed a Solicitation/Recommendation Statement on Schedule 14D-9, as amended, with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THAT STATEMENT AND OTHER MATERIALS FILED WITH THE SEC BY S1 BECAUSE THEY CONTAIN IMPORTANT INFORMATION. S1 stockholders and other interested parties may obtain, free of charge, copies of S1’s Schedule 14D-9, as amended, and other documents filed by S1 with the SEC at the SEC’s website at http://www.sec.gov. In addition free copies of the documents filed by S1 with the SEC with respect to the exchange offer may be obtained by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement for Employees.

10.2	Form of Restricted Stock Agreement for Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

Date: November 15, 2011	By:	/s/ Gregory D. Orenstein
Name: Gregory D. Orenstein
Title: SVP, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement for Employees.

10.2	Form of Restricted Stock Agreement for Directors.